Exhibit 10.1

Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol […***…]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

EXECUTION VERSION

AIRCRAFT SALE & PURCHASE AGREEMENT

Dated August 5, 2014

MAS INVESTMENTS 3, INC.
as Seller

SUNRISE ASSET MANAGEMENT, LLC
as Purchaser

relating to eight Airbus A319-100 Aircraft
manufacturer's serial number 2319, 2387,
2271, 2265, 2398, 2420, 2427, and 2450
current U.S. registration N301NV, N302NV, N303NV,
N304NV, N305NV, N306NV, N307NV, and N308NV, respectively

CONTENTS
Clause		Page

1	Interpretation	1
2	Representations And Warranties	1
3	Agreement To Sell And Purchase	2
4	Conditions Precedent	3
5	Purchase Price	5
6	Pre-Delivery Inspection	10
7	Delivery	10
8	Aircraft Condition & Warranties	11
9	Covenants	12
10	Indemnities	13
11	Further Provisions	15
12	Law And Jurisdiction	17
13	Brokers And Other Third Parties	19
Schedule 1	Description of aircraft	20
Schedule 2	LEASE AGREEMENTS	24
Schedule 3	Purchase price	25
Part A	Deposits	25
Part B	Net Purchase Price	25
Schedule 4	Definitions	26
Schedule 5	Conditions Precedent	33
Part A	Seller Conditions Precedent	33
Part B	Purchaser Conditions Precedent	33
Schedule 6	Representations And Warranties	35
Part A	Seller's Representations And Warranties	35
Part B	Purchaser's Representations And Warranties	36
Schedule 7	Bill Of Sale	37
Schedule 8	Acceptance Certificate	40
Schedule 9	Lease termination	41

THIS AGREEMENT is made as of August 5, 2014
BETWEEN:
NAS INVESTMENTS 3, INC., a corporation incorporated in the State of Delaware with its address at c/o GE Capital Aviation Services LLC, 777 Long Ridge Road, Building C, Stamford, CT 06927 ("Seller"); and
SUNRISE ASSET MANAGEMENT, LLC, a limited liability company organized in the State of Nevada with its address at 8360 S. Durango Dr., Las Vegas, NV 89113 ("Purchaser").
BACKGROUND

A.
Each Aircraft is currently owned by an affiliate of the Seller, and (i) the Leased Aircraft are leased by the Lessor to the Lessee pursuant to the applicable Lease Agreement, or (ii) the Contracted Aircraft are subject to the applicable Lease Agreement.

B.	Purchaser desires to purchase each Aircraft, and Seller (or its nominee) is willing to sell each Aircraft to Purchaser on the terms and subject to the conditions set forth in this Agreement.

C.
In conjunction with the sale of each aircraft hereunder, Lessee and Lessor desire to terminate each of the Lease Agreements applicable to each Aircraft at each Delivery for a particular Aircraft hereunder.

IT IS AGREED as follows.

1.	INTERPRETATION

1.1	Definitions: Capitalised words and expressions are defined in Schedule 4.

1.2	Construction: Headings are to be ignored in construing this Agreement and unless the contrary intention is stated, a reference to:

(a)	each of "Seller", "Purchaser" or any other Person includes any permitted successors and assignees;

(b)	words importing the plural shall include the singular and vice versa;

(c)	any document shall include that document as amended, novated, assigned or supplemented;

(d)	a Clause or a Schedule is to a clause of or a schedule to this Agreement;

(e)	any Law, or to any specified provision of any Law, is a reference to such Law or provision as amended, substituted or re-enacted.

2.	REPRESENTATIONS AND WARRANTIES
Seller represents and warrants to Purchaser in accordance with Part A of Schedule 6 and Purchaser represents and warrants to Seller in accordance with Part B of Schedule 6.

3.	AGREEMENT TO SELL AND PURCHASE

3.1	On and subject to the terms of this Agreement:

(a)	the Aircraft will be sold by the Seller and purchased by the Purchaser, on the Delivery Date in accordance with the Delivery Condition Requirements; and

(b)	Seller shall pass to Purchaser upon Delivery legal and beneficial ownership to the Aircraft with full title guarantee, to have and to hold the Aircraft forever, in accordance with Clause 3.3.

3.2	Delivery Documents: Upon Delivery of an Aircraft:

(a)	Seller shall deliver to Purchaser the Bill of Sale for such Aircraft, duly completed and executed by Seller;

(b)	Purchaser shall deliver to Seller the Acceptance Certificate for such Aircraft, duly completed and executed by Purchaser; and

(c)	The FAA Bill of Sale for such Aircraft and the FAA Registration Application for such Aircraft shall be filed at the FAA;
(the documents referred to in this Clause 3.2 being referred to as the "Delivery Documents").

3.3
Security Interests; Title Indemnity: Each Aircraft shall upon Delivery be free and clear of any Security Interests other than Permitted Liens and Seller agrees to warrant and defend such title forever against all claims and demands whatsoever and Seller shall indemnify and hold Purchaser harmless therefrom.

3.4
Passage of Title & Risk: Title to an Aircraft shall pass to Purchaser when the FAA Bill of Sale is filed at the FAA and the other Delivery Documents are delivered or filed, as the case may be, as described in Clause 3.2. Risk of loss, destruction of, or damage to an Aircraft shall pass to Purchaser simultaneously with transfer of title.

3.5	Event of Loss before Delivery:
If before Delivery:
(a)    an Aircraft suffers an Event of Loss; or

(b)
circumstances are such that with the passage of time and/or a relevant determination an Event of Loss would arise with respect to an Aircraft and those circumstances continue for more than twenty (20) days or beyond the Expected Delivery Date, then with effect from the date of such Event of Loss, the twentieth (20th) day after the circumstances contemplated by Clause 3.5(b) arise, or the Expected Delivery Date, as the case may be, either party may terminate this Agreement with respect to such Aircraft, pursuant to which the rights and obligations of the parties hereunder shall be discharged with respect to the Aircraft suffering the Event of Loss or the circumstance that would give rise to an Event of Loss, as the case may be; provided that the Lessee shall fully comply with the terms of, if applicable, the respective Lease Agreement. For the avoidance of doubt, however, this Agreement, and the respective rights and obligations of the parties hereunder, shall remain in full force and effect with respect to any Aircraft that does not suffer an Event of Loss or the circumstance that would give rise to an Event of Loss, notwithstanding any partial termination of this Agreement pursuant to this Clause 3.5.

3.6	Purchaser Nominee:
The Purchaser shall have the right, by notice in writing to be given not less than fifteen (15) Business Days prior to the Delivery Date, to request Seller to transfer title to the Aircraft to a Purchaser Nominee and following receipt of such request, Seller shall, subject to the other provisions of this Agreement and the other Transaction Documents in respect of such Aircraft, do so provided that, notwithstanding any such request: (i) Purchaser shall remain fully and primarily liable for the performance of all of its obligations under this Agreement and the other Transaction Documents, and (ii) none of the liabilities or obligations of Seller under this Agreement or any of the other Transaction Documents shall be increased as a result thereof and none of Seller's rights or benefits under this Agreement or any of the other Transaction Documents shall be reduced, diminished or extinguished as a result thereof; provided that Seller agrees to use reasonable efforts to expedite its know-your-customer review of a Purchaser Nominee to the extent that such Purchaser Nominee is a bank, trust company or financial institution of recognized standing.

3.7	Seller Nominee:
The Seller shall have the right, by notice in writing to be given not less than fifteen (15) Business Days prior to the Delivery Date, to elect a Seller Nominee and following receipt of such request, subject to the other provisions of this Agreement and the other Transaction Documents in respect of such Aircraft, Purchaser shall agree, provided that, notwithstanding any such request: (i) Seller shall remain fully and primarily liable for the performance of all of its obligations under this Agreement and the other Transaction Documents, and (ii) none of the liabilities or obligations of Purchaser under this Agreement or any of the other Transaction Documents shall be increased as a result thereof and none of Purchaser’s rights or benefits under this Agreement or any of the other Transaction Documents shall be reduced, diminished or extinguished as a result thereof.

4.	CONDITIONS PRECEDENT

4.1	Seller Conditions:
Seller’s obligation to sell an Aircraft to Purchaser shall be subject to fulfilment of the Seller Conditions Precedent for such Aircraft on or before the Delivery Date for such Aircraft (except to the extent that Seller agrees in writing in its absolute discretion to waive or defer any such condition).
The Seller Conditions Precedent have been inserted for Seller’s benefit and may be waived in writing, in whole or in part and with or without conditions, by Seller without prejudicing its right to receive fulfilment of such conditions, in whole or in part, at any later time.

If any of the Seller Conditions Precedent with respect to an Aircraft remain outstanding on the Final Delivery Date and are not waived or deferred in writing by Seller, Seller may at any time after close of business in New York on the applicable Final Delivery Date terminate its obligation to sell such Aircraft by notice to Purchaser, whereupon the rights and obligations of the parties hereunder shall cease and be discharged without further liability on the part of either Seller or Purchaser.

4.2	Purchaser Conditions:
Purchaser’s obligation to purchase an Aircraft shall be subject to fulfilment of each of the Purchaser Conditions Precedent for such Aircraft on or before the Delivery Date for such Aircraft (except to the extent that Purchaser agrees in writing in its absolute discretion to waive or defer any such condition).
The Purchaser Conditions Precedent have been inserted for Purchaser’s benefit and may be waived in writing, in whole or in part and with or without conditions, by Purchaser without prejudicing its right to receive fulfilment of such conditions, in whole or in part at any later time.
If any of the Purchaser Conditions Precedent with respect to an Aircraft remain outstanding on the applicable Final Delivery Date and are not waived or deferred in writing by Purchaser, Purchaser may at any time after close of business in New York on the Final Delivery Date terminate its obligation to purchase such Aircraft by notice, whereupon the rights and obligations of the parties hereunder shall cease and be discharged without further liability on the part of either Seller or Purchaser and Seller shall return the respective Deposit to Purchaser.
4.3    Breach:

(a)
If at any time Purchaser or Seller wilfully breaches any provision of this Agreement or any Transaction Document such that Seller (in the case of a breach by Purchaser) or Purchaser (in the case of a breach by Seller) (the “Non-Defaulting Party”) is not willing to proceed with the sale and purchase of any relevant Aircraft, and (where such breach is capable of remedy) such breach has not been remedied within 10 Business Days of notice from the non-defaulting party requiring it to be remedied, the Seller (in the case of a breach by Purchaser) or the Purchaser (in the case of a breach by Seller) shall be entitled by notice in writing to the defaulting party to terminate this Agreement in its entirety in relation to the Aircraft which remain unsold, whereupon none of the parties to this Agreement shall have any further obligation or liability hereunder save that the Non-Defaulting Party reserves the right to bring an action to claim damages for breach of contract. In addition to such rights, (i) if the relevant notice of termination was served by Purchaser, Seller shall refund the Deposit to the Purchaser within three (3) Business Days from the date of such notice of termination, or (ii) if the relevant notice of termination was served by Seller, Seller shall be entitled to retain the Deposit. In either case, Clause 11.8 shall continue to apply regardless of which party serves the relevant termination notice.

(b)
In addition to any and all remedies of the Lessor under each Lease Agreement, a Lease Event of Default shall constitute a breach of this Agreement entitling the Seller to any and all of its rights and remedies under applicable law and as set forth in clause 4.3(a).

(c)
If an Aircraft has not delivered under this Agreement prior to the Final Delivery Date and such failure is not due to the Purchaser’s actions and/or omissions, such failure shall constitute a breach of this Agreement entitling the Purchaser to any and all of its rights and remedies under applicable law and as set forth in clause 4.3(a).

5.	PURCHASE PRICE

5.1	Amount : The purchase price (the "Purchase Price") for each Aircraft shall be as follows:

(a)	For Aircraft 2319, the Purchase Price shall be […***…];

(b)	For Aircraft 2387, the Purchase Price shall be […***…];

(c)	For Aircraft 2271, the Purchase Price shall be […***…];

(d)	For Aircraft 2265, the Purchase Price shall be […***…];

(e)	For Aircraft 2398, the Purchase Price shall be […***…];

(f)	For Aircraft 2420, the Purchase Price shall be […***…];

(g)	For Aircraft 2427, the Purchase Price shall be […***…]; and

(h)	For Aircraft 2450, the Purchase Price shall be […***…].

5.2	Adjustment to Purchase Price:

(a)
The Purchase Price for each Leased Aircraft set forth in Clause 5.1(a) and (b) above shall be reduced by […***…] on […***…]. With respect to the Leased Aircraft, such amount shall be the “Adjusted Purchase Price”.

(b)
(i) The Purchase Price for each Contracted Aircraft, set forth in Clause 5.1 (c), (d), (e), (f), (g), and (h) above has been determined […***…]. To the extent that a Contracted Aircraft on the Delivery Date […***…], the Purchase Price shall be reduced using the following rates (collectively, per Contracted Aircraft, the “[…***…] Condition Adjustment Amount”):

Item	Rate	Unit	Escalation
Landing Gear	[…***…]	Month	[…***…]
APU	[…***…]	APU hour	[…***…]
6yr Check	[…***…]	Month	[…***…]
12yr Check	[…***…]	Month	[…***…]
Engine Performance Restoration	[…***…]	Engine hour	[…***…]
Engine Life Limited Parts	[…***…]	Engine cycle	[…***…]

The rates above are applicable to the year of Expected Delivery Date and will escalate if the Delivery Date occurs in a calendar year that is later than that of the respective Expected Delivery Dates (other than as a result of a delay attributable to Lessee or Purchaser), except for the rate associated with the engine life limited parts, which shall be based on published CLP in the year of Delivery; provided that if the Delivery Date occurs in a calendar year that is later than that of the Expected Delivery Date as a result of Purchaser exercising the Alternative Purchase Date option as provided in Clause 5.2(c)(i), below, no escalation shall apply.
(ii) In addition, so long as the Purchaser has not already taken delivery pursuant to the Lease Agreement (in which case, the applicable Lease Agreement shall apply), Section 86 of the applicable Lease Agreement (Exception for a Non-Conforming Engine Refurbishment) shall continue to apply at Delivery hereunder and shall further reduce the Purchase Price of each Contracted Aircraft, if applicable, by the amount that would be payable to the Lessee in accordance with the terms of the Lease Agreement (such adjustment, the “Engine Refurbishment Adjustment”).
(iii) Furthermore, at Delivery, provided that Purchaser has not elected an Alternative Purchase Date, with respect to any Contracted Aircraft, Seller may elect to allow (in its sole discretion) the Previous Operator to retain its current seats and install a shipset of seats provided by Purchaser prior to the European Technical Acceptance (with sufficient advance notice to Purchaser by Seller of such election to ensure that Purchaser has time to provide such seats and ensure the Previous Operator’s redelivery timeline is not disrupted); provided that if the Seller elects this option, at Delivery the Seller shall reduce the Purchase Price by […***…] per each Contracted Aircraft with Purchaser provided seats (such adjustment at Delivery, the “Seat Adjustment”).
With respect to the Contracted Aircraft, the Purchase Price less, if applicable, (i) the Full Life Condition Adjustment Amount, (ii) the Engine Refurbishment

Adjustment, and (iii) the Seat Adjustment, shall be the “Adjusted Purchase Price”.

(c)	[…***…]

(d)
At each Delivery, Purchaser will pay to Seller, in the case of both the Leased Aircraft and the Contracted Aircraft, an amount calculated […***…] on the outstanding balance of the Adjusted Purchase Price, as calculated each month accounting for Rent received by Lessor, if any, in accordance with Clause 5.2(c)(i), and less the Deposit, for the period commencing (x) in the case of the Leased Aircraft, on July 1, 2014, and (y) in the case of the Contracted Aircraft with respect to which the Alternative Purchase Date option was exercised, on the Lease Delivery Date for each of such Aircraft under the relevant Lease Agreement to, but in each instance, excluding, the date on which the balance of the Net Purchase Amount is paid hereunder.

5.3	Deposit:

(a)
Expected Delivery Date: Purchaser shall pay to Seller (i) […***…] in cash per Aircraft upon the execution of this Agreement and (ii) the Lease Deposit, which amounts shall collectively constitute the security deposit for Purchaser’s obligations under both the applicable Lease Agreements and this Agreement (the “Initial Deposit”).

(b)
Alternative Purchase Date: If Lessee elects an Alternative Purchase Date pursuant to Clause 5.2(c)(i), on the Lease Delivery Date Purchaser shall pay to Seller (when combined with the Initial Deposit), an amount equal to a total of […***…] of the respective, applicable Adjusted Purchase Price, which amount will become additional security deposits for Purchaser’s obligations under both the applicable Lease Agreements and this Agreement (collectively, with the Initial Deposit, the “Deposit”).

(c)
Seller and Purchaser agree that the entire Deposit shall be paid in cash; provided, however, upon payment of the Deposit with respect to the Leased Aircraft, Seller shall procure that Owner promptly return the letter(s) of credit to Lessee which currently stand as a deposit under the Lease Agreements pertinent to the Leased Aircraft.

(d)
The Purchaser hereby grants a security interest in the Deposit, including in its right to any refund thereof and all proceeds thereof, to the Seller as collateral agent to secure all of the Purchaser’s obligations under this Agreement, each Lease Agreement and the other Transaction Documents and any costs, expenses, losses or other damages suffered by the Seller hereunder or thereunder and the Seller shall have all rights and remedies of a secured party upon a default in accordance with the New York Uniform Commercial Code including to apply any part of the Deposit to any amounts owing to, or any costs, expenses, losses or other damages suffered by, the Seller under or in connection with this Agreement, any Lease Agreement or any other Transaction Document.
A summary of the applicable Deposits are set forth in Part A of Schedule 3.

5.4
Time for Payment: Subject to the terms of this Agreement, including the meeting of conditions precedent, on the Tender Date, Purchaser shall pay to Seller an amount equal to the Adjusted Purchase Price less the amounts of the Deposit, minus (as applicable) the adjustments contemplated in Clause 5.2(c)(i), and plus interest payable pursuant to clause 5.2(d) (the "Net Purchase Amount").

A summary of the applicable Net Purchase Amounts (with adjustments for the Purchase Price from Section 5.2) are set forth in Part B of Schedule 3.

5.5
Seller's Account: The Net Purchase Amount shall be paid in Dollars to Seller's account number as follows, or such other account as Seller may notify to Purchaser in writing not later than 5:00 pm EST on the Business Day immediately prior to the anticipated Delivery Date:

Transfer To :	[…***…]
[…***…]
SWIFT Code :	[…***…]
For Account Of:	[…***…]
Account No:	[…***…]
ABA No:	[…***…]

5.6	Payment of Taxes, Tax Indemnities:

(a)
Without prejudice to Clause 7.3, the parties will cooperate so that the Delivery Location shall be in a jurisdiction where the imposition upon Seller, Owner and/or Purchaser of any Taxes arising out of the sale of the Aircraft and this Agreement is minimised.

(b)
Purchaser will indemnify and hold Seller and Owner harmless from any and all Taxes and expenses assessed against Seller and/or Owner or the Aircraft or any part thereof by any Government Entity resulting from or arising in connection with the sale of the Aircraft hereunder, and any Taxes assessed against Seller and/or Owner which are attributable to any payment made by Purchaser under this Agreement, other than:

(i)	any Taxes (including without limitation capital gains Taxes, minimum Taxes and doing business or franchise Taxes) imposed on the income, profits or gains of Seller and/or Owner;

(ii)
any Taxes imposed as a result of Seller's or Owner’s failure to comply with this Agreement or non performance in relation to any applicable laws governing Seller's and/or Owner’s obligations hereunder;

(iii)	any Taxes arising as a result of the gross negligence or wilful misconduct of Seller and/or Owner;

(iv)	Taxes that relate to, or are attributable to, or arise out of, any period prior to Delivery, including Taxes that may arise out of transfer of title to Seller and/or Owner; and

(v)	Taxes that are unrelated to the sale of the Aircraft hereunder.

(c)
Subject to the exclusions above, all payments to be made by Purchaser under this Agreement shall be made in full without set off or counterclaim whatsoever and shall be made in full without any deduction or withholding whatsoever. If however a deduction or withholding for Taxes is required by law, Purchaser shall:

(i)	ensure that the deduction or withholding does not exceed the minimum amount legally required;

(ii)
immediately pay to Seller and/or Owner such additional amount so that the net amount received by Seller and/or Owner will equal the full amount which would have been received by it had no such deduction or withholding been made;

(iii)
pay to the relevant taxation authority or other authorities within the time allowed by law the full amount of the deduction or withholding (including, but without prejudice to the generality of the foregoing, the full amount of any deduction or withholding from any additional amount paid pursuant to this sub-clause); and

(iv)
provide Seller and/or Owner within the period for payment permitted by the relevant law with an official receipt of the relevant taxation authorities for all amounts so deducted or withheld or if such receipts are not issued by the taxation authorities concerned, a certificate of deduction or equivalent evidence of the relevant deduction or withholding.

In limitation of the foregoing, to the extent that Purchaser is required by law to deduct or withhold for a Tax excluded from its liability under (b) above, Seller and/or Owner shall, upon Purchaser’s demand, reimburse Purchaser for any such Taxes borne by Purchaser not covered by Purchaser’s liability under (b) above.

(d)
Any amount payable to the Seller and/or Owner pursuant to this Section 5.6 will be paid within 30 days after receipt of a written demand therefor from the Seller or Owner accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable, provided, however, that such amount need not be paid by the Purchaser prior to the earlier of (i) the date any Tax is payable to the appropriate Government Entity or taxing authority or (ii) in the case of amounts which are being contested by the Purchaser in good faith or by the Purchaser pursuant to this Section 5.6, the date such contest is finally resolved. Provided that adequate reserves have been made for such Taxes or, if required, an adequate bond has been posted, then the Seller, at the Purchaser’s written request, will (unless such contest would (i) be contrary to any law binding upon the Seller or Owner; or (ii) materially prejudice the commercial financial standing or reputation of the Seller or Owner), in good faith, with due diligence and at the Purchaser’s expense, contest (or permit the Purchaser to contest in the name of the Seller or the Purchaser) the validity, applicability or amount of such Taxes, as applicable; provided, however, that prior to contesting any Taxes hereunder, Purchaser will be required to pay such Taxes where failure to pay could result in criminal liability for the Seller or Owner. Upon receipt by Seller and/or Owner of a refund of all or any part of any Taxes for which the Purchaser has paid the Seller and/or Owner indemnification, the Seller and/or Owner will pay to the Purchaser the net amount of such refunded Taxes, as applicable.

6.	PRE-DELIVERY INSPECTION

6.1	Inspection: Purchaser and Seller agree that:

(a)
each of the Leased Aircraft is in the possession and control of Lessee, and hereby confirms that the condition of the Leased Aircraft is acceptable and that except with respect to an Event of Loss prior to Delivery pursuant to Clause 3.5, has accepted delivery of the Leased Aircraft to occur on or about the Expected Delivery Date; and

(b)
Purchaser is entitled to undertake inspections of each of the Contracted Aircraft and shall undertake such inspections in accordance with the terms of each of the applicable Lease Agreements, regardless of whether the Lessee takes delivery under the applicable Lease Agreement on the Lease Delivery Date or whether Purchaser shall purchase the Aircraft on the Expected Delivery Date.

7.	DELIVERY

7.1
Delivery: Subject to satisfaction (or waiver or deferral with the agreement in writing of Seller) of the Seller Conditions Precedent for an Aircraft, Seller shall transfer title to an Aircraft and the Aircraft Documents pertaining to such Aircraft to Purchaser on the Delivery Date for such Aircraft and duly execute and deliver the Bill of Sale for such Aircraft to Purchaser. Purchaser acknowledges that with respect to the Leased Aircraft, physical possession of the Aircraft and the Aircraft Documents shall remain with Lessee and Seller shall have no obligation to with respect to the physical delivery of such items to Purchaser.

7.2
Delivery Date: The parties currently anticipate that Delivery for each Aircraft will take place on the Expected Delivery Date and shall each use reasonable efforts so that Delivery for each Aircraft does then take place but in any event Delivery of each Aircraft shall occur no later than close of business New York time on the Final Delivery Date.

7.3	Delivery Location: The Bill of Sale for an Aircraft shall be delivered to Purchaser while such Aircraft is located in one of the following locations (the "Delivery Location"):

(a)	the Expected Delivery Location; or

(b)
with the agreement of the parties, another jurisdiction provided (i) the parties are satisfied that no Taxes will be imposed upon Seller, Purchaser or the Aircraft as a result of the transfer of title to the Aircraft whilst the Aircraft is located in such jurisdiction, other than any Taxes which Seller or Purchaser may agree in writing to bear, and (ii) the parties are satisfied that commercial air service by Lessee is not materially disrupted by having Delivery occur while the Aircraft is in such jurisdiction.

Purchaser agrees that, if required under the applicable laws in effect in the applicable Delivery Location, Purchaser will deliver to Seller an exemption certificate duly executed by Purchaser in order to evidence such exemption from sales or transfer taxes in such jurisdiction as may apply to this transaction. Purchaser shall cause Lessee to keep Seller and Purchaser advised as to the intended flight schedule for each Aircraft during the period prior to the Delivery Date for such Aircraft.

7.4
Tender and Acceptance: Provided an Aircraft meets the Delivery Conditions Requirements, Purchaser will accept such Aircraft, when tendered by Seller, by executing and delivering the Acceptance Certificate for such Aircraft to Seller.

8.	AIRCRAFT CONDITION & WARRANTIES

8.1
Acceptance Certificate: Delivery of the Acceptance Certificate for an Aircraft by Purchaser to Seller shall be conclusive proof that Purchaser has examined and investigated such Aircraft and that it is in every way satisfactory to Purchaser.

8.2
Warranties. Seller does hereby, with effect upon Delivery of an Aircraft, assign to Purchaser, all Seller's rights, title and interest (to the extent that such warranties are available and such assignment is permitted by the terms thereof) in all agreements with the Manufacturer, vendors and suppliers relating to such Aircraft. Seller will (at Purchaser’s expense) cooperate with any reasonable request by Purchaser for assistance in seeking the benefit of such warranties.

8.3
Disclaimers: EACH AIRCRAFT (AS DEFINED) IS BEING SOLD AND DELIVERED TO PURCHASER “AS IS” AND “WHERE IS”, AND WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF SELLER EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE; PROVIDED THAT NONE OF SELLER OR OWNER’S EXPRESS WARRANTIES, INCLUDING ITS RESPECTIVE WARRANTY OF TITLE, IS DISCLAIMED OR EXCLUDED UNDER THIS AGREEMENT.

WITHOUT LIMITING THE GENERALITY OF THE ABOVE, PURCHASER UNCONDITIONALLY AGREES THAT EACH AIRCRAFT (AS DEFINED) IS TO BE SOLD AND PURCHASED UPON DELIVERY, IN AN AS IS, WHERE IS CONDITION AS AT THE DELIVERY DATE FOR SUCH AIRCRAFT, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN OR SHALL BE DEEMED AS HAVING BEEN

GIVEN BY SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, DATE PROCESSING, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF ANY AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF THE AIRCRAFT DOCUMENTS, AND/OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS. ALL TERMS, CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY ONE OR MORE OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.
For the avoidance of doubt, Seller shall not be responsible for any losses suffered or incurred resulting from any delay or non-delivery of the Aircraft. Provided an Aircraft is duly tendered by Seller for sale and purchase in accordance with the terms of this Agreement on or prior to the Final Delivery Date, Purchaser shall not be entitled to reject such Aircraft because of delay except as permitted under this Agreement.
The parties have considered and negotiated the terms of this Agreement and agreed the Purchase Price based on the responsibilities and obligations of Seller expressly undertaken and those which are excluded or limited. Purchaser acknowledges that (a) Seller is not in the business of operating or maintaining aircraft and (b) if Seller were to be required to accept any greater responsibility or obligation other than those expressly set out in this Agreement, Seller would either have declined to enter into this Agreement or would have charged a higher price. The parties consider the terms of this Agreement to be fair and reasonable in all the circumstances.

9.	COVENANTS

9.1
Lease Terminations: Seller and Purchaser agree that on each Delivery Date each applicable Lease Agreement shall be terminated with a lease termination substantially in the form of Schedule 9 hereto. With respect to the aircraft bearing manufacturer’s serial number 3084, promptly after the date hereof Seller agrees to cause the Lessor and Purchaser shall cause the Lessee to terminate the applicable lease agreement with a lease termination substantially in the form of Schedule 9 hereto and Lessor shall refund to Lessee the deposit it holds under such lease agreement.

9.2
Security Interest: Without diminishing Seller’s and Owner’s respective obligations under this Agreement with respect to their respective warranties of title, if after Delivery a Security Interest (other than a Permitted Lien) arises or is discovered which is covered by Seller and/or Owner’s warranty of title, Seller hereby agrees to contest such Security Interest through legally appropriate proceedings or remove such Security Interest, in each case within a commercially reasonable time period.

9.3
Omnibus Amendment: The parties hereto agree to cause the Lessee and Lessor to execute an Omnibus Amendment to the Lease Agreements for all the Aircraft upon execution of this Agreement, which shall cross-collateralize all deposits and cross-default this

Agreement to each Lease Agreement, such that any breach of the provisions of this Agreement by the Purchaser shall constitute a default under each Lease Agreement.

9.4	[…***…]

10.	INDEMNITIES

10.1
Purchaser's Indemnity: Purchaser shall indemnify Seller and Owner in full on demand in respect of all Losses suffered or incurred by Seller, Owner, or any of Seller’s or Owner’s officers, directors, employees, servants, representatives or agents (each a “Seller Indemnitee”) (regardless of when the same are suffered or incurred) arising out of or connected in any way with:

(a)
the purchase, manufacture, ownership, possession, registration, performance, transportation, management, sale, control, inspection, use or operation, design, condition, testing, delivery, leasing, maintenance, repair, service, modification, overhaul, replacement, removal or redelivery of the Aircraft, or any loss of or damage to the Aircraft, or otherwise in connection with the Aircraft or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters and regardless of when the same arises or occurs, or whether it arises out of or is attributable to any act or omission, negligent or otherwise of Seller or Owner; or

(b)
the design of the Aircraft, any Engine or any Part thereof, any article or material in the Aircraft, any Engine or any Part, or the operation or use thereof constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any person;

Provided that the indemnities contained in this sub clause shall not extend to Losses:

(i)	to the extent that such Losses are caused by any act, omission, event or circumstance occurring before Delivery;

(ii)	to the extent that such Losses are caused by the wilful misconduct or gross negligence of any Seller Indemnitee or any of its employees, servants or agents;

(iii)
to the extent that such Losses are the result of failure by Seller or Owner to comply with any of its express obligations under this Agreement (unless such failure is caused by failure by Purchaser to comply with any of its express obligations under this Agreement) or any representation or warranty given by Seller not being true and correct;

(iv)	to the extent that such Losses represent a Tax or loss of tax benefits;

(v)
which are ordinary or usual operating or overhead expenses of a Seller Indemnitee, except to the extent that the same arise on the occurrence of any breach by Purchaser of its obligations under this Agreement;

(vi)	which are required to be borne by Seller in accordance with any other express provision contained in this Agreement;

(vii)	to the extent that such Losses arise out of the liability of such Seller Indemnitee’s liability as a manufacturer or repairer of the Aircraft, any Engine or any Part or as an Aircraft Service Vendor;

(viii)
to the extent that such Losses arise out of or are attributable to any matter or circumstance constituting a breach by Seller and/or Owner of the title warranty given to Purchaser by Seller hereunder and by Owner under the Bill of Sale;

(ix)
to the extent Seller or any of its respective Affiliates (or any of its officers, employees, servants or agents) has received or recovered payment in respect of such Losses from the Previous Operator or from any insurance obtained or maintained by the Previous Operator under the relevant lease agreement.

10.2
Seller’s Indemnity: Seller shall indemnify Purchaser in respect of any Aircraft in full on demand and on a net after-Tax basis in respect of all Losses suffered or incurred by Purchaser or any of its officers, directors, employees, servants, representatives or agents (each a “Purchaser Indemnitee”) (regardless of when the same are suffered or incurred) arising out of or connected in any way with:

(a)
the purchase, manufacture, ownership, possession, registration, performance, transportation, management, sale, control, inspection, use or operation, design, condition, testing, delivery, leasing, maintenance, repair, service, modification, overhaul, replacement, removal or redelivery of the Aircraft, or any loss of or damage to the Aircraft, or otherwise in connection with the Aircraft or relating to loss or destruction of or damage to any property, or death or injury to any person caused by, relating to or arising from or out of (in each case whether directly or indirectly) any of the foregoing matters and regardless of when the same arises or occurs, or whether it arises out of or is attributable to any act or omission, negligent or otherwise of Purchaser;

(b)
any claim made prior to the applicable Delivery Date for an Aircraft to the effect that any design, article or material in such Aircraft or the operation or use thereof constituting an infringement of patent, copyright, trademark, design or other proprietary right or a breach of any obligation of confidentiality owed to any Person; or

(c)	breach of Seller’s and/or Owner’s title warranty either hereunder or under the Bill of Sale.
Provided that the indemnities contained in this Clause 10.2 shall not extend to Losses:

(i)	to the extent that such Losses are caused by any act, omission, event or circumstance occurring after Delivery of such Aircraft;

(ii)	to the extent that such Losses are caused by the wilful misconduct or gross negligence of Purchaser or any of its respective officers, directors, employees, servants, representatives or agents;

(iii)
to the extent that such Losses are the result of failure by Purchaser to comply with any of its express obligations under this Agreement (unless such failure is caused by failure by Seller to comply with any of its express obligations under this Agreement) or any representation or warranty given by Purchaser not being true and correct;

(iv)	to the extent that such Losses represent a Tax or loss of tax benefits;

(v)	which are ordinary or usual operating or overhead expenses of Purchaser, except to the extent that the same arise on the occurrence of any breach by Seller of its obligations under this Agreement;

(vi)	which are required to be borne by Purchaser in accordance with any other express provision contained in this Agreement;

(vii)	with respect to any Security Interest being contested in good faith by Seller in accordance with clause 9.2; or

(viii)
to the extent Purchaser or any of its respective Affiliates (or any of its officers, employees, servants or agents) has received or recovered payment in respect of such Losses from the relevant Lessee or from any insurance obtained or maintained by the relevant Lessee under the relevant Lease Agreement.

10.3
Liability Insurance: Purchaser shall maintain or procure that Aircraft Third Party, Property Damage, Passenger, Baggage, Cargo and Mail and Airline General Third Party (including Products or Completed Operations) Legal Liability for a combined single limit (bodily injury/property damage) of an amount not less than US$750,000,000 (Seven Hundred and Fifty Million U.S. Dollars) for the time being for any one occurrence (but in respect of products and personal injury liability, this limit may be an aggregate limit for any and all losses occurring during the currency of the policy) is maintained in respect of the Aircraft with the Additional Assureds each named as additional assured for two years after the Delivery Date. On or before Delivery, and upon each renewal Purchaser shall deliver to Seller a certificate in a form reasonably acceptable to Seller (it being understood that any renewal certificate in the same form as approved by Seller at Delivery shall be so acceptable to Seller) issued by the insurance brokers to Purchaser, in respect of this liability insurance over that two year period.

11.	FURTHER PROVISIONS

11.1
Benefit of Agreement: Neither Seller nor Purchaser shall assign or transfer all or any of its rights and/or obligations under this Agreement without the prior written consent of the other party; provided, however, Purchaser shall be entitled to collaterally assign and grant a security interest in its rights hereunder to any lender or financier involved in financing the Aircraft or any Engine so long as (i) the rights of the Seller under this Agreement shall not be diminished or adversely affected by such assignment and/or security interest, and

(ii) such assignment and/or security interest shall not result in any additional or increased costs to Seller.

11.2
Counterparts: This Agreement may be executed in any number of separate counterparts and each counterpart shall when executed and delivered be an original document but all counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by fax or email will be deemed as effective as delivery of an originally executed version. Any party delivering an executed version of this Agreement by fax or email shall also deliver an originally executed counterpart but the failure to do so will not affect the validity or effectiveness of this Agreement.

11.3
Waivers and Variation: Rights of a party, arising under this Agreement or the general law, shall not be waived or varied unless done so expressly in writing and only then in that specific case, on that specific occasion and on any terms specified.

11.4	Third Party Rights: A person who is not a party to this Agreement has no direct right to enforce any term of this Agreement nor to object or be consulted about any amendments to this Agreement.

11.5
Notices: Any notice in connection with this Agreement shall be given in writing and in English. A notice shall be delivered personally or by post, email or facsimile as detailed below (or as otherwise notified by the receiving party from time to time). A notice shall be deemed received - if posted, three (3) days after it is mailed; if sent by hand or courier, when it is delivered; if faxed, when the fax is sent with a clear transmission report; if by email, when received into the ‘In Box’ of the recipient and a “read receipt” generated to Seller at:
NAS Investments 3, Inc.
c/o GE Capital Aviation Services LLC
777 Long Ridge Road, Building C
Stamford, CT 06927
Attention:    Contracts Leader
Fax:        (203) 961-3911
Email:        nanotices@gecas.com
to Purchaser at:
Sunrise Asset Management, LLC
8360 S. Durango Dr.
Las Vegas, NV 89113
Attention:    Tom Doxey, Director of Fleet Transactions
Fax:        (702) 851-7301
Email:        tom.doxey@allegiantair.com

11.6
Invalidity of any Provision: If any part of this Agreement becomes invalid, illegal or unenforceable under any applicable law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected.

11.7
Entire Agreement: This Agreement constitutes the entire agreement between the parties hereto in relation to the sale and purchase of the Aircraft and supersedes all previous proposals, representations, agreements and other written and oral communications in relation thereto.

11.8
Costs and Expenses: Except where this Agreement states differently, each party shall bear its own fees, costs and expenses arising out of or connected with this Agreement. Notwithstanding the foregoing, however, Purchaser shall bear and be solely responsible for all fees and disbursements of FAA Counsel as well as all filing and registration fees relating to the filing of the applicable Transaction Documents at the FAA and the registrations at the International Registry contemplated in Clause 11.9. For the avoidance of doubt, in no event shall Purchaser have any responsibility for any fees or expenses incurred by any lenders or holders of any Security Interests in the Aircraft which are to be released at Delivery, which fees and expenses shall be borne by such parties themselves or by Seller.

11.9
Cape Town Convention: Once legal title to the Aircraft has duly passed to Purchaser pursuant to this Agreement and the Bill of Sale, Seller will provide its consent to the registration of the Purchaser’s ownership at the International Registry. Until legal title to the Aircraft has so passed, Purchaser shall not seek, nor be entitled, to register any interest in the Aircraft or this Agreement at the International Registry or elsewhere.

12.	LAW AND JURISDICTION

12.1
Governing Law: This Agreement in all respects and any non-contractual obligations arising out of or in connection with it shall be governed by, and construed in accordance with, the laws of the State of New York. The U.N. Convention on Contracts for the International Sales of Goods is not applicable to this Agreement.

12.2
Dispute Resolution: The courts of the United States District Court for the Southern District of New York and any New York state court sitting in the City of New York, New York are to have jurisdiction to settle any disputes arising out of or relating to this Agreement and the parties submit themselves and their assets to the non-exclusive jurisdiction of those courts in relation to such disputes. A judgment or order of those courts in connection with this Agreement is conclusive and binding and may be enforced in the courts of any other jurisdiction. Neither party will seek nor be entitled to, contest and/or delay and/or obstruct registration or enforcement of such judgment and/or order.

12.3
Waivers: Purchaser waives to the fullest extent permitted by law any objection which it may now or hereafter have to (i) the courts referred to in Clause 12.2 on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Agreement and/or (ii) the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in those courts.

12.4
Other Proceedings: Nothing in this Clause 12 limits the right of Seller or Purchaser to bring proceedings in connection with this Agreement in any other court of competent jurisdiction or concurrently in more than one jurisdiction.

12.5	No Immunity: Each party irrevocably and unconditionally:

(i)
agrees that if the other party brings legal proceedings against it or its assets in relation to this Agreement, no immunity from such legal proceedings (which will be deemed to include without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) will be claimed by or on behalf of itself or with respect to its assets;

(ii)	waives any such right of immunity which it or its assets now has or may in the future acquire with respect to any dispute arising out of or relating to this Agreement; and

(iii)
consents generally in respect of any such proceedings to the giving of any relief or the issue of any process in connection with such proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order of judgment which may be made or given in such proceedings.

12.6
Waiver of Jury Trial: EACH OF SELLER AND PURCHASER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS, THE TRANSFER OF TITLE AND DELIVERY OF ANY AIRCRAFT TO PURCHASER UNDER THIS AGREEMENT OR THE ACTIONS OF ANY OTHER PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

12.7
No Consequential Damages and No Additional Duties: EACH PARTY AGREES THAT NEITHER ANY OTHER PARTY NOR ANY OF THEIR AFFILIATES SHALL BE LIABLE FOR, AND EACH PARTY HEREBY WAIVES, AND AGREES THAT IT WILL NOT HAVE OR MAKE, ANY AND ALL CLAIMS IT MAY HAVE AGAINST ANY OTHER PARTY OR ANY OF THEIR AFFILIATES FOR, CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES (INCLUDING FOR LOST PROFITS AND LOST REVENUE) IN CONNECTION WITH A BREACH OF THE TRANSACTION DOCUMENTS OR OTHERWISE IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF THE NATURE OR THEORY OF THE UNDERLYING CAUSE OF ACTION. EACH OF SELLER AND PURCHASER ALSO AGREES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER ANY OTHER PARTY NOR ANY OF THE AFFILIATES OF ANY OTHER PARTY HAS ANY FIDUCIARY OR OTHER DUTIES OR IMPLIED OBLIGATIONS TO IT UNDER ANY OF THE TRANSACTION DOCUMENTS.

12.8	Time of the Essence: The time stipulated in this Agreement for payment hereunder is of the essence of this Agreement.

13.	BROKERS AND OTHER THIRD PARTIES

13.1
No Brokers: Each party represents and warrants to the other that it has not paid, agreed to pay or caused to be paid directly or indirectly in any form, any commission, percentage, contingent fee, brokerage or other similar payments of any kind, in connection with the establishment or operation of this Agreement, to any Person (other than fees payable by each party to its legal advisers).

13.2
Indemnity: Each party agrees to indemnify and hold the other harmless from and against any and all claims, suits, damages, costs and expenses (including, but not limited to reasonable attorneys' fees) asserted by any agent, broker or other third party for any commission or compensation of any nature whatsoever based upon this Agreement or the Transaction Documents or the Aircraft, if such claim, suit, damage, cost or expense arises out of any breach by the indemnifying party, its employees or agents of Clause 13.1.

IN WITNESS whereof this Agreement has been signed on the day and year first above written.

Seller
NAS INVESTMENTS 3, INC.
By:    _/s/ Diarmuid Hogan__________________
Name: _Diarmuid Hogan_____________________
Title:    __Vice President______________________
Place Signed: _Stamford, CT__________________

Purchaser
SUNRISE ASSET MANAGEMENT, LLC
By:    _/s/ Maurice J. Gallagher, Jr.___________
Name: __Maurice J. Gallagher, Jr._____________
Title:    _Managing Board Member____________
Place Signed: _Las Vegas, NV_________________

SCHEDULE 1
Description of Aircraft

Part A
Aircraft 2319

Aircraft Manufacturer:            Airbus S.A.S.
Aircraft Model and Series:        A319-112
Manufacturer's Serial Number:        2319
Current Registration No.:        N301NV
Engine Manufacturer and Model:    CFM International CFM56-5B6/P
Engine Serial Numbers:            577128 and 577129
and all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached to such Aircraft at Delivery to the extent that title thereto is vested in Owner pursuant to the terms of the Lease Agreement, and includes, where the context permits, the Aircraft Documents.
Part B
Aircraft 2387
Aircraft Manufacturer:            Airbus S.A.S.
Aircraft Model and Series:        A319-112
Manufacturer's Serial Number:        2387
Current Registration No.:        N302NV
Engine Manufacturer and Model:    CFM International CFM56-5B6/P
Engine Serial Numbers:            577189 and 577190
and all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached to such Aircraft at Delivery to the extent that title thereto is vested in Owner pursuant to the terms of the Lease Agreement, and includes, where the context permits, the Aircraft Documents.
Part C
Aircraft 2271
Aircraft Manufacturer:            Airbus S.A.S.

Aircraft Model and Series:        A319-112
Manufacturer's Serial Number:        2271
Current Registration No.:        N303NV
Engine Manufacturer and Model:    CFM International CFM56-5B6/P
Engine Serial Numbers:            575880 and 575873
and all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached to such Aircraft at Delivery to the extent that title thereto is vested in Owner pursuant to the terms of the Lease Agreement, and includes, where the context permits, the Aircraft Documents.
Part D
Aircraft 2265
Aircraft Manufacturer:            Airbus S.A.S.
Aircraft Model and Series:        A319-112
Manufacturer's Serial Number:        2265
Current Registration No.:        N304NV
Engine Manufacturer and Model:    CFM International CFM56-5B6/P
Engine Serial Numbers:            577118 and 577119
and all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached to such Aircraft at Delivery to the extent that title thereto is vested in Owner pursuant to the terms of the Lease Agreement, and includes, where the context permits, the Aircraft Documents.
Part E
Aircraft 2398
Aircraft Manufacturer:            Airbus S.A.S.
Aircraft Model and Series:        A319-112
Manufacturer's Serial Number:        2398
Current Registration No.:        N305NV
Engine Manufacturer and Model:    CFM International CFM56-5B6/P
Engine Serial Numbers:            577198 and 577201

and all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached to such Aircraft at Delivery to the extent that title thereto is vested in Owner pursuant to the terms of the Lease Agreement, and includes, where the context permits, the Aircraft Documents.
Part F
Aircraft 2420
Aircraft Manufacturer:            Airbus S.A.S.
Aircraft Model and Series:        A319-112
Manufacturer's Serial Number:        2420
Current Registration No.:        N306NV
Engine Manufacturer and Model:    CFM International CFM56-5B6/P
Engine Serial Numbers:            577219 and 577220
and all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached to such Aircraft at Delivery to the extent that title thereto is vested in Owner pursuant to the terms of the Lease Agreement, and includes, where the context permits, the Aircraft Documents.
Part G
Aircraft 2427
Aircraft Manufacturer:            Airbus S.A.S.
Aircraft Model and Series:        A319-112
Manufacturer's Serial Number:        2427
Current Registration No.:        N307NV
Engine Manufacturer and Model:    CFM International CFM56-5B6/P
Engine Serial Numbers:            577221 and 577222
and all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached to such Aircraft at Delivery to the extent that title thereto is vested in Owner pursuant to the terms of the Lease Agreement, and includes, where the context permits, the Aircraft Documents.
Part H
Aircraft 2450

Aircraft Manufacturer:            Airbus S.A.S.
Aircraft Model and Series:        A319-112
Manufacturer's Serial Number:        2450
Current Registration No.:        N308NV
Engine Manufacturer and Model:    CFM International CFM56-5B6/P
Engine Serial Numbers:            577238 and 577246
and all parts, components, appliances, accessories, instruments, furnishings, alterations and other items of equipment installed in or attached to such Aircraft at Delivery to the extent that title thereto is vested in Owner pursuant to the terms of the Lease Agreement, and includes, where the context permits, the Aircraft Documents.

SCHEDULE 2
LEASE AGREEMENTS
For Aircraft 2319, the Aircraft Lease Agreement, dated as of August 27, 2012, between AFS Investments IX LLC as Lessor and Allegiant Air, LLC as Lessee, for that certain Airbus A319-112 aircraft bearing manufacturer’s serial number 2319 with CFM56-5B6/P engines bearing manufacturer’s serial numbers 577128 and 577129.
For Aircraft 2387, the Aircraft Lease Agreement, dated as of August 27, 2012, between AFS Investments IX LLC as Lessor and Allegiant Air, LLC as Lessee, for that certain Airbus A319-112 aircraft bearing manufacturer’s serial number 2387 with CFM56-5B6/P engines bearing manufacturer’s serial numbers 577189 and 577190.
For Aircraft 2271, the Aircraft Lease Agreement, dated as of August 27, 2012, between AFS Investments IX LLC as Lessor and Allegiant Air, LLC as Lessee, for that certain Airbus A319-112 aircraft bearing manufacturer’s serial number 2271 with CFM56-5B6/P engines bearing manufacturer’s serial numbers 575880 and 575873.
For Aircraft 2265, the Aircraft Lease Agreement, dated as of August 27, 2012, between AFS Investments IX LLC as Lessor and Allegiant Air, LLC as Lessee, for that certain Airbus A319-112 aircraft bearing manufacturer’s serial number 2265 with CFM56-5B6/P engines bearing manufacturer’s serial numbers 577118 and 577119.
For Aircraft 2398, the Aircraft Lease Agreement, dated as of August 27, 2012, between AFS Investments IX LLC as Lessor and Allegiant Air, LLC as Lessee, for that certain Airbus A319-112 aircraft bearing manufacturer’s serial number 2398 with CFM56-5B6/P engines bearing manufacturer’s serial numbers 577198 and 577201.
For Aircraft 2420, the Aircraft Lease Agreement, dated as of August 27, 2012, between AFS Investments IX LLC as Lessor and Allegiant Air, LLC as Lessee, for that certain Airbus A319-112 aircraft bearing manufacturer’s serial number 2420 with CFM56-5B6/P engines bearing manufacturer’s serial numbers 577219 and 577220.
For Aircraft 2427, the Aircraft Lease Agreement, dated as of August 27, 2012, between AFS Investments IX LLC as Lessor and Allegiant Air, LLC as Lessee, for that certain Airbus A319-112 aircraft bearing manufacturer’s serial number 2427 with CFM56-5B6/P engines bearing manufacturer’s serial numbers 577221 and 577222.
For Aircraft 2450, the Aircraft Lease Agreement, dated as of August 27, 2012, between AFS Investments IX LLC as Lessor and Allegiant Air, LLC as Lessee, for that certain Airbus A319-112 aircraft bearing manufacturer’s serial number 2450 with CFM56-5B6/P engines bearing manufacturer’s serial numbers 577238 and 577246.

SCHEDULE 3
PART A
[…***…]

Part B
[…***…]

SCHEDULE 4
DEFINITIONS
"Acceptance Certificate" means a certificate of technical acceptance substantially in the form of Schedule 8.
"Additional Assureds" mean, to the extent of Purchaser’s liability under Clause 10.3, Seller, AFS Investments IX LLC, GE Capital Aviation Services Limited, GE Capital Aviation Services LLC, General Electric Company, General Electric Capital Corporation, and their respective successors and assigns and each of their respective shareholders, subsidiaries, Affiliates, members, partners, contractors, directors, officers, representatives, agents and employees (excluding, however, any of the foregoing in their capacity as a manufacturer or repairer of the Aircraft, any Engine or any Part or as an Aircraft Service Vendor).
"Adjusted Purchase Price" is defined in (i) Clause 5.2(a) with respect to the Leased Aircraft, and (ii) Clause 5.2(b)(iii) with respect to the Contracted Aircraft.
"Air Authority" means the civil aviation authority of the State of Registration.
"Aircraft" means each or all of Aircraft 2319, Aircraft 2387, Aircraft 2271, Aircraft 2265, Aircraft 2398, Aircraft 2420, Aircraft 2427, and Aircraft 2450, as the context requires, in each case subject to the terms of the applicable Lease Agreement.
"Aircraft 2319" means the aircraft described in Part A of Schedule 1 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents associated with such aircraft);
"Aircraft 2387" means the aircraft described in Part B of Schedule 1 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents associated with such aircraft).
"Aircraft 2271" means the aircraft described in Part C of Schedule 1 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents associated with such aircraft).
"Aircraft 2265" means the aircraft described in Part D of Schedule 1 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents associated with such aircraft).
"Aircraft 2398" means the aircraft described in Part E of Schedule 1 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents associated with such aircraft).
"Aircraft 2420" means the aircraft described in Part F of Schedule 1 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents associated with such aircraft).

"Aircraft 2427" means the aircraft described in Part G of Schedule 1 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents associated with such aircraft).
"Aircraft 2450" means the aircraft described in Part H of Schedule 1 (which term includes, where the context admits, a separate reference to all Engines, Parts and Aircraft Documents associated with such aircraft).
"Aircraft Documents" means, with respect to each Aircraft, all of the “Aircraft Documents and Records” (as defined in the Lease Agreement applicable to such Aircraft) that are listed in the Certificate of Acceptance for such Aircraft executed at the time that Lessee accepted delivery of such Aircraft under the applicable Lease Agreement, and any additions thereto to the extent that Owner has acquired title thereto pursuant to the terms of the Lease Agreement.
"Aircraft Service Vendor" means, with respect to any Aircraft, any Person who provides fuel, material, logistics support, ground handling services or other services in support of such Aircraft’s operations.
"Airframe" means, with respect to each Aircraft, the airframe constituting a part of such Aircraft as more fully described in Schedule 1.
"Alternative Purchase Date" is defined in Clause 5.2(c)(i).
"Bill of Sale" means, with respect to each Aircraft, a bill of sale duly executed by Seller in respect of such Aircraft substantially in the form of Schedule 7.
"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for business in New York and Las Vegas, Nevada.
"Cape Town Convention" means the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001.
"Contract of Sale" has the meaning given to such term in the Cape Town Convention.
"Contracted Aircraft" means the Aircraft bearing manufacturer’s serial numbers 2271, 2265, 2398, 2420, 2427, and 2450.
"Delivery" means, with respect to each Aircraft, the transfer of title of such Aircraft by Owner to Purchaser hereunder.
"Delivery Condition Requirements" means (i) for each Leased Aircraft, “as-is, where-is” on the respective Delivery Date, (ii) for each Contracted Aircraft which the Purchaser has elected an Alternative Purchase Date pursuant to clause 5.2(c)(i), “as-is, where-is” on the respective Delivery Date, and (ii) for each Contracted Aircraft (not subject to an Alternative Purchase Date), the delivery condition requirements as set out in the applicable Lease Agreement for each Contracted Aircraft, including but not limited to Schedules C and F thereto.
"Delivery Date" means the date, being a Business Day, on which Delivery occurs.

"Delivery Documents" is defined in Clause 3.2.
"Delivery Location" is defined in Clause 7.3(a).
"Deposit" is defined in Clause 5.3(b).
"Engine Refurbishment Amount" is defined in Clause 5.2(b)(ii).
"Engines" means (i) with respect to Aircraft 2319, the engines specified in Part A of Schedule 1, (ii) with respect to Aircraft 2387, the engines specified in Part B of Schedule 1, (iii) with respect to Aircraft 2271, the engines specified in Part C of Schedule 1, (iv) with respect to Aircraft 2265, the engines specified in Part D of Schedule 1, (v) with respect to Aircraft 2398, the engines specified in Part E of Schedule 1, (vi) with respect to Aircraft 2420, the engines specified in Part F of Schedule 1, (vii) with respect to Aircraft 2427, the engines specified in Part G of Schedule 1, (viii) with respect to Aircraft 2450, the engines specified in Part H of Schedule 1, in each case together with all equipment and accessories belonging to, installed in, or appurtenant to, such engines.
"Event of Loss" unless otherwise defined in the applicable Lease Agreement, means with respect to any Aircraft (including for the purposes of this definition the Airframe constituting a part of such Aircraft):

(a)	the actual or constructive, comprised, arranged or agreed total loss of the Aircraft; or

(b)	the Aircraft being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever; or

(c)
the Aircraft being condemned, confiscated or requisitioned for title, or title to the Aircraft being otherwise compulsorily acquired by the government of the State of Registry or any other Government Entity; or

(d)
the Aircraft being hijacked, stolen, confiscated, detained, seized, condemned or requisitioned for use or hire for the lesser of (i) more than 45 days (or 90 days, in the case of requisition for use or hire by the government of the State of Registration) or (ii) if earlier, a period ending on the Final Delivery Date; provided that for the avoidance of doubt, no requisition, possession or use under the CRAF Program in accordance with the provisions of the applicable Lease Agreement shall constitute an Event of Loss.

"Expected Delivery Date" means on or before the last day of the months and in the years provided below or such other date as may be specified pursuant to Section 5.2(c)(i) or such other date as may be agreed to by Seller and Purchaser, but in any case prior to the applicable Final Delivery Date. With respect to each Leased Aircraft, the Expected Delivery Date is the date hereof. With respect to each Contracted Aircraft, the Expected Delivery Date is the last day of the month in each of the following months: (i) for Aircraft 2271, […***…], (ii) for Aircraft 2265, […***…], (iii) for Aircraft 2398, […***…], (iv) for Aircraft 2420, […***…], (v) for Aircraft 2427, […***…], (vi) for Aircraft 2450, […***…]
"Expected Delivery Location" means, with respect to the Leased Aircraft, the States of Arizona or Texas, and with respect to the Contracted Aircraft, the State of Texas.

"FAA Bill of Sale" means, with respect to each Aircraft, a bill of sale on AC Form 8050-2 in respect of such Aircraft, duly completed and executed by Seller.
"FAA Counsel" means McAfee & Taft.
"FAA Registration Application" means, with respect to each Aircraft, an application for registration on AC Form 8050-1 in respect of such Aircraft, duly completed and executed by Purchaser.
"Final Delivery Date" means, with respect to the Contracted Aircraft for which the Alternative Purchase Date was not elected, 135 days after the Expected Delivery Date and with respect to the Contracted Aircraft for which the Alternative Purchase Date was elected, the later of (i) 135 days after the Expected Delivery Date or (ii) […***…].
"Full Life Condition" means with respect to a particular Contracted Aircraft (i) 120 months of remaining life until next overhaul for Landing Gear, (ii) […***…] APU hours of remaining life until next overhaul for APU, (iii) 72 months of remaining life until next overhaul for the Airframe 6 year Check, (iv) 144 months of remaining life until next overhaul for the Airframe 12 year Check, (v) […***…] engine hours of remaining life until next overhaul for the Engine Performance Restoration, and (vi) the number of engine cycles of remaining life from the then current OEM life limit when new for each, respective Engine Life Limited Part.
"[…***…] Condition Adjustment Amount" is defined in Clause 5.2(b)(i).
"Government Entity" means:

(a)	any national government, political subdivision thereof, or local jurisdiction therein;

(b)	any instrumentality, board, commission, court, or agency of any of the above, however constituted; and

(c)	any association, organisation, or institution of which any of the above is a member or to whose jurisdiction any thereof is subject or in whose activities any of the above is a participant.
"Initial Deposit" is defined in Clause 5.3(a).
"International Interest" has the meaning given to such term in the Cape Town Convention.
"International Registry" means the registry established pursuant to the Cape Town Convention.
"Law" includes (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Government Entity; (b) any treaty, pact, compact or other agreement to which any Government Entity is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.
"Lease Agreements" means, with respect to each Aircraft, the Aircraft Lease Agreement between Lessor and Lessee in respect of such Aircraft, as supplemented and amended and including that certain Aircraft Lease Common Terms Agreement dated as August 27, 2012 between National Aviation Solutions, Inc. and Lessee as incorporated therein, as listed on Schedule 2.
"Lease Delivery" means delivery and lease of any Contracted Aircraft to the Lessee under the applicable Lease Agreement, if the Alternative Purchase Date option is elected by Purchaser.
"Lease Delivery Date" means, with respect to any of the Contracted Aircraft, if Purchaser and Lessee have elected an Alternative Purchase Date, the date on which delivery under lease of the Aircraft by Lessor to Lessee occurs.
"Lease Delivery Date Seat Reduction" is defined in Clause 5.2(c)(ii).
"Lease Deposit" means the “Deposit” as defined under the Lease Agreement currently held by the Lessor as of the date hereof and any additional amounts of the Deposit that would be due upon the signing of this Agreement.
"Lease Event of Default" means with respect to any Aircraft an Event of Default under a Lease Agreement.
"Leased Aircraft" means the Aircraft bearing manufacturer’s serial numbers 2319 and 2387.
"Lessee" means Allegiant Air, LLC, an affiliate of Purchaser.
"Lessor" means AFS Investments IX LLC.
"Losses" and "Loss" means any and all costs, expenses (including any and all reasonable legal fees and expenses and the reasonable fees and expenses of other professional advisers), claims, demands, proceedings, losses, liabilities, obligations, damages (whether direct, indirect, special, incidental or consequential), suits, judgments, fees, penalties or fines (whether criminal or civil) of any kind or nature whatsoever.
"Manufacturer" means Airbus S.A.S.
"Net Purchase Amount" is defined in Clause 5.4.
"Non-Defaulting Party" is defined in Clause 4.3.
"Omnibus Amendment" means an omnibus amendment to the Lease Agreements for all the Aircraft, to be executed upon execution of this Agreement, which shall cross-collateralize all deposits and cross-default this Agreement to each Lease Agreement.
"Owner" means AFS Investments IX LLC.
"Part" means, whether or not installed on the Aircraft, any component, furnishing or equipment (other than a complete Engine) furnished with the Aircraft on the Delivery Date.
"Permitted Liens" means, with respect to any Aircraft, collectively, (i) any Security Interest created by, under or through Purchaser or attributable to any act, deed, omission, debt or liability of Purchaser or any of its subsidiaries or affiliates, (ii) any Permitted Liens (as defined in the applicable Lease Agreement) of the types contemplated by subclauses (a), (b) and (d) of such definition that have arisen after the date on which the Lessee accepted delivery of such Aircraft under the terms of the applicable Lease Agreement and that, if and when matured, Lessee would be required to lift or discharge or to indemnify Lessor and Owner against pursuant to the terms of the applicable Lease Agreement, and (iii) any Security Interests that Lessee would be required to lift or discharge or to indemnify Lessor and Owner against pursuant to the terms of the applicable Lease Agreement; provided, however, it is agreed by Seller and Purchaser, for the avoidance of doubt, that the “Permitted Liens” described in subclauses (ii) and (iii) above shall not include any Security Interests that have arisen or accrued against an Aircraft prior to the Lease Delivery Date and in the case of any Contracted Aircraft with respect to which there is no Lease Delivery Date, prior to the Delivery Date.
"Person" means any individual person, corporation, partnership, firm, joint stock company, joint venture, trust, estate, unincorporated organisation, association, Government Entity, or organisation or association of which any of the above is a member or a participant.
"Previous Operator" means […***…].
"PUE" means a “professional user entity” as such term is defined in the Regulations and Procedures for the International Registry promulgated by the International Civil Aviation Organization under the Cape Town Convention.
"Purchase Price" is defined in Clause 5.1.
"Purchase Price Adjustment Amount" is defined in Clause 5.2(b).
"Purchaser Conditions Precedent" means the conditions set out in Part B of Schedule 5.
"Purchaser Indemnitee" is defined in Clause 10.2.
"Purchaser Nominee" means (i) a direct or indirect wholly-owned subsidiary of Purchaser or (ii) any other Person that is an affiliate of Purchaser, provided that in the case of either (i) or (ii) such Person shall comply with and meet the requirements of Seller’s and GE Capital Aviation Services Limited’s know your customer checks and due diligence and shall otherwise be acceptable to and approved by Seller at its discretion.
"Sale Guaranty" means a guaranty from Allegiant Travel Company securing the Purchaser’s obligations under this Agreement substantially in the form signed on August 27, 2012.
"Seat Adjustment Amount" is defined in Clause 5.2(b)(iii).
"Security Interest" means any encumbrance or security interest whatsoever, however and wherever created or arising (including without prejudice to the generality of the foregoing) any right of ownership, security, mortgage, pledge, charge, encumbrance, lease, lien, statutory or other right in rem, hypothecation, title retention, attachment, levy, claim or right of possession or detention.
"Seller Conditions Precedent" means the conditions specified in Part A of Schedule 5.
"Seller Indemnitee" is defined in Clause 10.1.

“Seller Nominee” means (i) AFS Investments IX LLC, (ii) a direct or indirect wholly-owned subsidiary of Seller or (iii) any other Person that is an affiliate of Seller, provided that in the case of (i), (ii) or (iii), such Person shall comply with and meet the requirements of Purchaser’s due diligence and shall otherwise be acceptable to and approved by Purchaser at its discretion.
"State of Registration" means the United States of America.
"Taxes" means any and all present and future taxes, duties, withholdings, levies, assessments, imposts, fees and other governmental charges of all kinds (including without limitation any value added or similar tax and any stamp, documentary, registration or similar tax), together with any penalties, fines, surcharges and interest thereon and any additions thereto.
"Tender Date" means, with respect to any Aircraft, the date on which Seller makes such Aircraft available for sale to Purchaser in accordance with the terms of this Agreement.
"Transaction Documents" means this Agreement, the Bill of Sale for each Aircraft, the Acceptance Certificate for each Aircraft, the FAA Bill of Sale for each Aircraft, the FAA Registration Application for each Aircraft and any agreement amending or supplementing any of the foregoing documents.
"US$" and "Dollars" means the lawful currency of the United States of America, and (in relation to all payments in dollars to be made under this Agreement) same day funds.

SCHEDULE 5
CONDITIONS PRECEDENT
Part ASeller Conditions Precedent

1.	Seller shall have received each of the following documents and evidence on or before the Delivery Date for an Aircraft:

•	the Acceptance Certificate for such Aircraft duly executed by Purchaser;

•	the insurance certificate required under Clause 10.3 for such Aircraft;

•	the sales or transfer tax exemption certificate, if any, contemplated by Clause 7.3.

2.	Seller shall have received the Net Purchase Amount for such Aircraft.

3.
Seller shall be satisfied that the Delivery Location for such Aircraft (including each Engine associated with such Aircraft), if different from the Expected Delivery Location, and the arrangements described in Clause 7, do not give rise to any Taxes, other than Taxes which Seller shall have agreed in writing to bear.

4.	The Purchaser not being in material default of its obligations under this Agreement.

5.	The representations given by Purchaser in Part B of Schedule 6 being true and accurate on such Delivery Date.

6.
No change having occurred after the date of this Agreement in any applicable Law which would make it illegal for Seller to perform any of its obligations under this Agreement (and any other documents to be entered into pursuant hereto); provided that if any such change has occurred the parties may but shall not be obliged to use all reasonable co‑operative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality.

7.	No Event of Default shall have occurred and be continuing under any Lease Agreement.

Part B
Purchaser Conditions Precedent

1.	Purchaser shall have received
(i) the Bill of Sale (with the FAA Bill of Sale having been pre-positioned with FAA Counsel);
(ii) back-to-birth bills of sale showing the chain of title from Manufacturer to Owner for such Aircraft and each Engine on or before the Delivery Date for an Aircraft; and
(iii) with respect to the Contracted Aircraft, evidence of the termination of the lease of the Aircraft signed by the Previous Operator (redacted for commercially sensitive information).

2.
Purchaser shall be satisfied that the Delivery Location, if different from the Expected Delivery Location, and the arrangements described in Clause 7, do not give rise to any Taxes, other than any taxes which Seller or Purchaser shall have agreed in writing to bear;

3.	The Aircraft shall not have suffered an Event of Loss or any condition or event which with the lapse of time or the giving of notice would constitute an Event of Loss on the Delivery Date;

4.	The representations given by Seller in Part A of Schedule 6 being true and accurate on the Delivery Date;

5.
No change having occurred after the date of this Agreement in any applicable Law which would make it illegal for Purchaser to perform any of its obligations under this Agreement (and any other documents to be entered into pursuant hereto); provided that if any such change has occurred the parties may but shall not be obliged to use all reasonable co‑operative endeavours to restructure the transaction contemplated by such documents so as to avoid the aforementioned illegality.

6.	The Seller not being in material default of its obligations under this Agreement.

7.
Purchaser must be reasonably satisfied that the Aircraft is free and clear of Security Interests other than those created by or through Purchaser or Lessee (including receipt of lien memoranda from FAA Counsel evidencing the absence of any Security Interest recorded or registered with the FAA registry and the International Registry other than the applicable Lease Agreement).

8.
Purchaser shall have received all documents and instruments as may be required to be executed by Lessor to evidence the termination of the applicable Lease Agreement by the Delivery Date substantially in the same form as Schedule 9.

9.
Purchaser must be reasonably satisfied that (a) any International Interests registered against such Aircraft at the International Registry established under the Cape Town Convention will be discharged and (b) a Contract of Sale from Seller to Purchaser will be registered at such International Registry, in each case promptly following Delivery of such Aircraft.

10.
Purchaser must be reasonably satisfied that a favourable legal opinion of FAA Counsel in such form as shall have been approved by Purchaser will be issued and delivered promptly following Delivery of such Aircraft.

11.
With respect to the Contracted Aircraft, Purchaser shall be satisfied that Seller exerted good faith efforts to obtain originally-executed disclaimers of interest (pre-positioned with FAA Counsel), signed by the Previous Operator for filing with the FAA along with the FAA Bill of Sale, provided that failure to obtain such disclaimers does not affect Purchaser’s obligations under this Agreement.

SCHEDULE 6
REPRESENTATIONS AND WARRANTIES
Part A
Seller's Representations And Warranties
Seller represents and warrants to Purchaser as follows:

•	Seller duly exists under the laws of the State of Delaware and has the power to enter into and implement the transactions contemplated by the Transaction Documents to which it is a party;

•	the execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorised by all necessary corporate action on the part of Seller;

•	the Transaction Documents to which it is a party constitute legal, valid and binding obligations of Seller;

•
each consent required by Seller to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents to which it is a party has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith;

•	Seller has a net worth in excess of the aggregate amount of the Purchase Price for all of the Aircraft;

•
the execution, delivery and performance by Seller of the Transaction Documents to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under, any agreement or document to which it is a party or by which it or any of its property or assets may be bound or (ii) contravene or conflict with the provisions of its constitutive documents;

•	Owner duly exists under the laws of the State of Delaware and has the power to enter into and implement the transactions contemplated by the Transaction Documents to which it is a party;

•	the execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorised by all necessary corporate action on the part of Owner;

•	the Transaction Documents to which it is a party constitute legal, valid and binding obligations of Owner;

•
each consent required by Owner to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents to which it is a party has been obtained and is in full force and effect, and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith;

•
the execution, delivery and performance by Owner of the Transaction Documents to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under, any agreement or document to which it is a party or by which it or any of its property or assets may be bound or (ii) contravene or conflict with the provisions of its constitutive documents.

•
At Delivery, the Owner shall possess and sell, grant, transfer and deliver legal and beneficial ownership with full title guarantee to the Aircraft to Purchaser (including its successors and assigns), free and clear of any Security Interests other than Permitted Liens and Seller hereby agrees that it will (i) warrant and defend such title forever against all claims and demands whatsoever, and (ii) indemnify and hold Purchaser and its successors and assigns harmless from and against any claims and demands that are contrary to the title warranty provided by Seller and/or Owner hereunder.

Part B
Purchaser's Representations And Warranties
Purchaser represents and warrants to Seller that the following statements are true and accurate:

•	Purchaser duly exists under the laws of the State of Nevada and has the power to enter into and implement the transactions contemplated by the Transaction Documents to which it is a party;

•	the execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorised by all necessary corporate action on the part of Purchaser;

•	the Transaction Documents to which it is a party constitute legal, valid and binding obligations of Purchaser;

•
each consent required by Purchaser to authorise, or required by it in connection with the execution, delivery, performance, legality, validity or enforceability of the Transaction Documents to which it is a party has been obtained and is in full force and effect (or will be obtained and in full force and effect prior to Delivery), and there is no default in the observance or performance of any of the conditions and restrictions (if any) imposed on or in connection therewith; and

•
the execution, delivery and performance by Purchaser of the Transaction Documents to which it is a party will not (i) conflict with, or result in any material breach of, any of the terms of, or constitute a default under any agreement or document to which it is a party or by which it or any of its property or assets may be bound or (ii) contravene or conflict with the provisions of its constitutive documents.

SCHEDULE 7
BILL OF SALE
For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, AFS INVESTMENTS IX LLC. ("Owner"), full legal and beneficial owner of the aircraft, engines, equipment and documents described below (hereinafter referred to as the "Aircraft"):

•
One Airbus A319-112 aircraft bearing manufacturer’s serial number [2319] [2387] [2271] [2265] [2398] [2420] [2427] [2450] and current U.S. registration no. [N301NV] [N302NV] [N303NV] [N304NV] [N305NV] [N306NV] [N307NV] [N308NV] (the “Airframe”);

•
Two CFM International CFM56-5B6/P engines bearing manufacturer's serial numbers [577128 and 577129] [577189 and 577190] [575880 and 575873] [577118 and 577119] [577198 and 577201] [577219 and 577220] [577221 and 577222] [577238 and 577246] (each an “Engine” and collectively, the “Engines”);

•
all equipment, accessories and parts belonging to, installed in or appurtenant to such aircraft or engines [to the extent that title thereto is vested in Owner or has been vested in Owner pursuant to the terms of the Lease Agreement]; and

•	the Aircraft Documents pertaining to the foregoing,
does hereby sell, grant, transfer and deliver all its right, title and interest in and to the Aircraft, subject to Permitted Liens, to SUNRISE ASSET MANAGEMENT, LLC ("Purchaser") under that certain Aircraft Sale and Purchase Agreement dated as of July , 2014 between NAS Investments 3, Inc. ("Seller") and Purchaser (the "Agreement"), to have and to hold the Aircraft forever. Owner hereby warrants to Purchaser, and its successors and assigns, that there is hereby conveyed to Purchaser with full title guarantee, legal and beneficial ownership to the Aircraft, free and clear of any Security Interests other than Permitted Liens. Owner hereby agrees that it will (i) warrant and defend such title forever against all claims and demands whatsoever, and (ii) indemnify and hold Purchaser and its successors and assigns harmless from and against any claims and demands that are contrary to the title warranty provided by Owner hereunder.
The terms "Security Interests", "Permitted Liens" and "Aircraft Documents" are defined in the Agreement.
THE AIRCRAFT (AS DEFINED) IS BEING SOLD AND DELIVERED TO PURCHASER “AS IS” AND “WHERE IS”, AND WITHOUT ANY REPRESENTATION, GUARANTEE OR WARRANTY OF SELLER EXPRESS OR IMPLIED, OF ANY KIND, ARISING BY LAW OR OTHERWISE.
WITHOUT LIMITING THE GENERALITY OF THE ABOVE, PURCHASER UNCONDITIONALLY AGREES THAT THE AIRCRAFT (AS DEFINED) IS TO BE SOLD AND PURCHASED IN AN AS IS, WHERE IS CONDITION AS AT THE DATE HEREOF, AND NO TERM, CONDITION, WARRANTY, REPRESENTATION OR COVENANT OF ANY KIND HAS BEEN ACCEPTED, MADE OR IS GIVEN OR SHALL BE DEEMED AS HAVING BEEN

GIVEN BY SELLER OR ITS SERVANTS OR AGENTS IN RESPECT OF THE AIRWORTHINESS, VALUE, QUALITY, DURABILITY, DATE PROCESSING, CONDITION, DESIGN, OPERATION, DESCRIPTION, MERCHANTABILITY OR FITNESS FOR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT, INHERENT OR OTHER DEFECTS (WHETHER OR NOT DISCOVERABLE), AS TO THE COMPLETENESS OR CONDITION OF THE AIRCRAFT DOCUMENTS PERTAINING TO THE AIRCRAFT, AND/OR AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, COPYRIGHT, DESIGN, OR OTHER PROPRIETARY RIGHTS. ALL TERMS, CONDITIONS, WARRANTIES AND REPRESENTATIONS (OR OBLIGATION OR LIABILITY, IN CONTRACT OR IN TORT) IN RELATION TO ANY ONE OR MORE OF THOSE MATTERS, EXPRESSED OR IMPLIED, STATUTORY OR OTHERWISE, ARE EXPRESSLY EXCLUDED.
This Bill of Sale is and all rights and obligations (contractual or otherwise) arising in connection with it, are in all respects governed by the laws of New York. Seller gives no warranty as to the effect or impact of any other law, including the lex situs at the time of transfer. Any disputes arising out of or in connection with this Bill of Sale shall be resolved in accordance with the dispute resolution provisions of the Agreement.
At the time this Bill of Sale is executed and delivered to Purchaser, the Aircraft is located at _________________________________.
[Remainder of page intentionally left blank]

IN WITNESS whereof, Seller has caused this Bill of Sale to be duly executed as of this _____ day of ________________.
AFS INVESTMENTS IX LLC

By: _____________________________________
Name: __________________________________
Title: ___________________________________

SCHEDULE 8
ACCEPTANCE CERTIFICATE
relating to that Airbus A319-100 Aircraft,
manufacturer's serial number [2271/2265/2398/2420/2427/2450] (the "Aircraft")
SUNRISE ASSET MANAGEMENT, LLC (the "Purchaser") hereby certifies that pursuant to the Aircraft Sale and Purchase Agreement dated July 1, 2014 between NAS INVESTMENTS 3, INC. (the "Seller") and Purchaser (the "Agreement") (capitalized terms used without definition herein have the meanings assigned to them in or by reference in the Agreement):

(a)	Purchaser has inspected the Aircraft, and the Aircraft conforms with the description and is in the condition and equipped as required by the Agreement;

(b)	Purchaser has accepted delivery of the Aircraft for all purposes under the Agreement;

(c)	Purchaser has received and inspected all of the Aircraft Documents pertaining to the Aircraft and found them to be complete and satisfactory;

(d)	Purchaser acknowledges that it has no rights or claims whatsoever against Seller in respect of the condition of the Aircraft or the Aircraft Documents pertaining to the Aircraft.

Date: _____________________
SUNRISE ASSET MANAGEMENT, LLC

By: _______________________________
Name: ____________________________
Title: _____________________________

SCHEDULE 9
LEASE TERMINATION
The undersigned hereby certify that the Lease Agreement described on the attached Appendix (the “Lease Agreement”) between AFS Investments IX LLC as lessor and Allegiant Air, LLC as lessee has terminated with respect to the collateral described on the attached Appendix (the “Aircraft”) and further certify that the Aircraft is no longer subject to the terms thereof.
This Lease Termination may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all such counterparts will together constitute one and the same instrument.

Dated this _____ day of _______________, [2014][2015].

LESSOR:                        LESSEE:
AFS INVESTMENTS IX LLC                ALLEGIANT AIR, LLC

By:    _________________________            By:    ________________________
Title:    _________________________            Title:    ________________________

Appendix A
Aircraft Lease Agreement dated as of [ ________________] (the “Lease Agreement”), between AFS Investments IX LLC, as lessor (the “Lessor”), and Allegiant Air, LLC, as lessee (the “Lessee”), with the following attached thereto: (i) Aircraft Lease Common Terms Agreement dated as of August 27, 2012 (the “CTA”), between NAS Holdings LLC and the Lessee, (ii) [Lease Supplement No.__ dated as of _______________________(“the Supplement”), between the Lessor and the Lessee], (iii) [Amendment No. __ to Aircraft Lease Agreement dated as of ________________________ (the “Amendment”), between Lessor and Lessee], which Lease and CTA [Supplement][Amendment] were recorded by the Federal Aviation Administration on [____________] and assigned Conveyance No. [_______].

EXECUTION VERSION
Confidential treatment has been requested for portions of this document. This copy of the document filed as an Exhibit omits the confidential information subject to the confidentiality request. Omissions are designated by the symbol […***…]. A complete version of this document has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 1 TO THE AIRCRAFT SALE AND PURCHASE AGREEMENT
THIS AMENDMENT NO. 1 TO THE AIRCRAFT SALE AND PURCHASE AGREEMENT (this “Amendment”) is dated as of September 17, 2014 by and among (i) NAS INVESTMENTS 3, INC. a corporation incorporated in the State of Delaware with its address at c/o GE Capital Aviation Services LLC, 777 Long Ridge Road, Stamford, CT 06927 ("Seller") and (ii) SUNRISE ASSET MANAGEMENT, LLC a limited liability company organized in the State of Nevada with its address at 8360 S. Durango Dr., Las Vegas, NV 89113 ("Purchaser").
WHEREAS, the Seller and Purchaser have entered into that certain Aircraft Sale and Purchase Agreement, dated as of August 5, 2014 (the “Purchase Agreement”) with respect to the aircraft described therein (individually and collectively, the “Aircraft”), pursuant to which Purchaser agreed to purchase the Aircraft from Seller and Seller agreed to sell the Aircraft to Purchaser;
WHEREAS, the Seller and Purchaser wish to make amendments to the Purchase Agreement in certain respects;
NOW, THEREFORE, the parties hereto agree as follows:
1.The capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Purchase Agreement, unless otherwise defined herein.
2.The provisions of Clause 1.2 of the Purchase Agreement shall apply to this Amendment as if the same were set out in full herein.
3.The parties hereto hereby agree that, effective upon execution hereof, the Purchase Agreement is hereby amended as follows:
3.1.Clause 5.2(b)(iii)(1) shall be added and shall state the following: “Purchaser and Seller hereby agree that with respect to Aircraft 2265 and Aircraft 2271, if Seller has elected to allow the Previous Operator to retain its current seats and install a shipset of seats provided by Purchaser prior to the European Technical Acceptance (with sufficient advance notice to Purchaser by Seller of such election to ensure that Purchaser has time to provide such seats and ensure that Previous Operator’s redelivery timeline is not disrupted) under this Clause 5.2(b)(iii), […***…]”
3.2.Clause 5.2(e) shall be added and shall state the following: “Purchaser, Seller, and by its signature on the signature page hereof, the Lessee, hereby agree to a delay in Delivery of Aircraft 2427 and Aircraft 2450 thereby allowing for an extension of the lease term of Aircraft 2427 and Aircraft 2450 by the Previous Operator. The definition of “Expected Delivery Date” (and by extension, the definition of

“Scheduled Delivery Month” as set forth in the respective Lease Agreements) are amended as set forth in Clause 3.3 of Amendment No. 1. […***…].
3.3.The definition of “Expected Delivery Date” in Schedule 4 is hereby amended by deleting the text thereof and inserting in lieu thereof the following: “Expected Delivery Date” means on or before the last day of the months and in the years provided below or such other date as may be specified below or pursuant to Section 5.2(c)(i) or such other date as may be agreed to by Seller and Purchaser, but in any case prior to the applicable Final Delivery Date. With respect to each Leased Aircraft, the Expected Delivery Date is the date hereof. With respect to each Contracted Aircraft, the Expected Delivery Date is: […***…].
3.4.The following shall be added to Schedule 4:
(a)“Amendment No. 1”: means that Amendment No. 1 to the     Aircraft Sale and Purchase Agreement, dated as of September 17,     2014.
(b)[…***…]: is defined in Clause 5.2(e).
(c)[…***…].
4.The parties hereto agree that (a) except as expressly amended by this Amendment, the Purchase Agreement shall continue in full force and effect, and (b) they will promptly and duly execute and deliver such further documents and assurances and take such further action as from time to time reasonably requested in order to carry out more effectively the intent of this Amendment.
5.This Amendment may be executed in any number of separate counterparts and each counterpart shall when executed and delivered be an original document but all counterparts shall together constitute one and the same instrument.
6.The provisions of Section 12 (Law and Jurisdiction) of the Purchase Agreement shall apply to this Amendment as if the same were set out herein.

[Signature Page Follows]

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IN WITNESS whereof this Amendment has been signed on the day and year first above written.

Seller
NAS INVESTMENTS 3, INC.
By:    _/s/ Virginia B Connolly_______________
Name: _Virginia B Connolly_________________
Title:    _Vice President______________________
Place Signed: _Stamford, CT_________________

Purchaser
SUNRISE ASSET MANAGEMENT, LLC
By:    _/s/ Tom Doxey_____________________
Name: _Tom Doxey_______________________
Title:    _Vice President_____________________
Place Signed: _Las Vegas, NV_______________

Lessee
ALLEGIANT AIR, LLC
By:    _/s/ Tom Doxey_____________________
Name: _Tom Doxey_______________________
Title:    _Vice President_____________________
Place Signed: _Las Vegas, NV_______________

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